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                                                                 EXHIBIT 3.14

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PRISS PRINTS ACQUISITION CORP.

          Priss Prints Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The Corporation has not received any payment for any of its stock.

          SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor: 'FIRST: The name of the corporation shall be Priss Prints, Inc.'"

          IN WITNESS WHEREOF, Priss Prints Acquisition Corp. has caused this Certificate to be signed and attested by its duly authorized officers, this 30th day of September, 1986.

                                          PRISS PRINTS ACQUISITION CORP.


                                          By: /s/ VERNON W. BRYAN
                                             ---------------------------------
                                             Vernon W. Bryan,
                                             Executive Vice President

ATTEST:


/s/ RICHARD K. ROEDER
--------------------------------------
Richard K. Roeder, Assistant Secretary